Exhibit 99.2

WESTERN DIGITAL CORPORATION
INVESTOR INFORMATION SUMMARY
Q3 FY2005 (All $ amounts in millions)

	Q3 FY04	Q4 FY04	Q1 FY05	Q2 FY05	Q3 FY05

REVENUE:	$749	$749	$824	$955	$920

REVENUE BY CHANNEL:
OEM	49%	53%	59%	58%	56%
DISTRIBUTORS	43%	41%	35%	35%	37%
RETAIL	8%	6%	6%	7%	7%

REVENUE BY GEOGRAPHY:
AMERICAS	42%	44%	40%	38%	36%
EUROPE	30%	27%	30%	32%	30%
ASIA	28%	29%	30%	30%	34%

REVENUE CONCENTRATION:
10 LARGEST CUSTOMERS	51%	54%	52%	49%	45%

HARD DRIVE UNITS (in millions):	11.8	12.5	14.2	16.2	15.3

WORLDWIDE HEADCOUNT:	17,162	17,328	20,760	21,565	22,426

ASSET MANAGEMENT:
DAYS SALES OUTSTANDING	37	38	44	37	39

INVENTORY DETAIL:
RAW MATERIALS	$9	$26	$11	$12	$15
WORK IN PROCESS	67	52	45	50	53
FINISHED GOODS	73	71	88	56	68
TOTAL INVENTORY, NET	$149	$149	$144	$118	$136

INVENTORY TURNS	17	17	20	27	22